UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 21, 2008

Date of Report (Date of earliest event reported)

Emergency Filtration Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-27421	87-0561647
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

452 E Silverado Ranch Blvd., #1, Las Vegas, NV	89183-6207
(Address of principal executive offices)	(Zip Code)

(212) 877-2371

Registrant's telephone number, including area code

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 21, 2008, Emergency Filtration Products, Inc. (“EFP”) announced that Douglas Heath has been appointed to EFP’s board of directors, effectively immediately.  Mr. Heath joins William Rueckert, David Bloom and Raymond Yuan on the EFP board.  Thomas Glenndahl resigned as a director April 1, 2008.

Mr. Heath brings considerable entrepreneurial experience to EFP.  He is the founder and President of Manteca, California-based Nushake Roofing Inc., one of Northern California's largest re-roofing companies, which has been in continuous operation since 1976.  During his tenure with Nushake, Mr. Heath has also founded and operated a number of other business concerns, including the Gutter Guy Inc.; Hula in Motion, which operates a Hawaiian souvenir distribution company; and 2H Distributors Inc., a company which sold EFP's first NanoMask(TM).

The full text of the press release announcing Mr. Heath’s appointment is attached to this filing as an exhibit.

Item 9.01 Financial Statements and Exhibits

Exhibit 99

Press release dated July 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: July 21, 2008

Emergency Filtration Products, Inc.

By:  /S/ Philip Dascher

Philip Dascher, Chief Executive Officer